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                       VAN KAMPEN AGGRESSIVE GROWTH FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                       APRIL 1, 2008 - SEPTEMBER 30, 2008

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
                                                                      Amount of   % of      % of
                                           Offering        Total       Shares   Offering    Funds
   Security      Purchase/     Size of     Price of      Amount of    Purchased Purchased    Total                     Purchased
   Purchased     Trade Date   Offering      Shares        Offering     By Fund   By Fund    Assets       Brokers         From
---------------- ----------- ------------ ------------ -------------- --------- --------- ------------ ------------- --------------
   Intrepid       04/21/08        -         $32.00       30,000,000    23,298    0.078%     0.0857%    Goldman,      Goldman Sachs
  Potash Inc.                                                                                          Sachs &
                                                                                                       Co.,
                                                                                                       Merrill
                                                                                                       Lynch &
                                                                                                       Co., Morgan
                                                                                                       Stanley,
                                                                                                       RBC Capital
                                                                                                       Markets and
                                                                                                       BMO Capital
                                                                                                       Markets
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